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                                                                  EXHIBIT 10.44

                     JOINT DEVELOPMENT AND LICENSE AGREEMENT

The 3DO Company ("3DO") and Cirrus Logic, Inc. ("Cirrus Logic") enter into this Joint Development and License Agreement (the "Agreement") as of this 29th day of February, 1996 ("Effective Date").

                                    RECITALS

3DO has developed an existing semiconductor device known as "BDA" ("BDA") that includes, among other things, a component designated by the parties as the "3DEngine" (as defined in Section 1.4 below). Cirrus wishes to have 3DO develop certain modifications to the 3DEngine and to obtain a nonexclusive license of such 3DEngine to incorporate the 3DEngine in semiconductor devices developed by Cirrus Logic, and 3DO wishes to make such modifications and grant such license, on the terms and conditions set forth in this Agreement. Accordingly, in consideration of the mutual representations, warranties, covenants, and other terms and conditions contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, 3DO and Cirrus Logic agree as follows:

                              TERMS AND CONDITIONS

1.       Definitions.

         1.1. "3DO Deliverable Items" means the specific information and materials of or concerning the 3DEngine set forth in Exhibit A, attached hereto, and any other information and materials of or concerning the 3DEngine provided by 3DO to Cirrus Logic in connection with this Agreement.

         1.2. "Development Period" means the period beginning upon commencement of the Development Program and ending upon the earliest of (i) acceptance by Cirrus Logic of the last of the 3DO Deliverables set forth in Exhibit A, attached hereto, (ii) exercise by Cirrus Logic of its right to terminate 3DO engineering services pursuant to Section 7, below, (iii) exercise by Cirrus Logic of its right to receive source code in accordance with Section 28, below, or (iv) termination of this Agreement.

         1.3. "Development Program" means the development work to be undertaken by both parties under the terms and conditions of this Agreement in order to obtain an initial production version of Magnum in accordance with the Magnum Specifications.

         1.4. "3DEngine" means the memory controller, bus interface, 3D setup engine and 3D rendering engine components of BDA described in Exhibit B, attached hereto, as they exist on the Effective Date, together with (i) the modifications to such components specifically required to be made under this Agreement and (ii) any other modifications to such components completed by 3DO during the Development Period (whether or not arising from the Development Program) as to which 3DO has the right to grant licenses to Cirrus Logic of the scope contemplated by this Agreement, except that the "3DEngine" expressly excludes (a) any version or derivative of such components designed for a product configuration to comply with the MPEG2 or Digital Versatile Disc ("DVD") standard and (b) any modifications designed for any version or derivative.

         1.5. "PCI Bus" means Peripheral Component Interface, the 32/64-bit local bus architecture developed by Intel, IBM and DEC, among others.

         1.6. "Magnum" means a Product to be developed by Cirrus Logic in accordance with this Agreement that integrates the VGA Logic with the 3DEngine. The parties anticipate that Magnum will be the first Product developed and manufactured by Cirrus Logic under this Agreement.

         1.7. "Magnum Specifications" means the feature and functionality requirements set forth in Exhibit B, attached hereto.

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         1.8. "Multi-Purpose Computers" means computers with a multiplicity of functions and purposes. Without limitation, "Multi-Purpose Computers" expressly excludes any video game device or other dedicated-purpose system.

         1.9. "Net Revenues" means the gross revenues recognized by Cirrus Logic and its Subsidiaries for the sale or other distribution of Products, but not including separate related charges for (i) sales and use taxes, excise taxes, customs duties and other similar taxes (excluding in any event taxes on Cirrus Logic's net income), (ii) shipping and/or insurance charges, (iii) bad debts, and (iv) the amount of any refunds and/or credits, but only to the extent that such refunds and/or credits are actually recognized against such gross revenues. Net Revenues will be determined in accordance with United States generally accepted accounting principles consistently applied.

         1.10. "NRE Expenses" means nonrecurring engineering expenses incurred by 3DO. "NRE Expenses" are hereby agreed to be equal to the rate of $[CONFIDENTIAL TREATMENT REQUESTED] per person year and to the rate of $[CONFIDENTIAL TREATMENT REQUESTED] per person day for any partial person years (unless otherwise agreed to in writing for any particular additional engineering services under section 5.3, below).

         1.11. "Product" means a semiconductor device now or hereafter developed by Cirrus Logic that incorporates all or a portion of the 3DEngine.

         1.12. "Royalty Bearing Product" means a Product sold or otherwise distributed by Cirrus Logic or its Subsidiaries, excluding Products (a) distributed at no charge solely for demonstration, evaluation, training, development or promotional purposes or (b) sold to 3DO.

         1.13. "Subsidiary" means, with respect to a party, an entity as to which such party owns and controls at least seventy percent (70%) of the capital stock and/or other equity (or, in the case of a noncorporate entity, equivalent interests) representing the right to vote for the election of directors or another managing authority, but such entity shall be deemed to be a Subsidiary only so long as such ownership and control exist.

         1.14. "VGA Logic" means the video graphics adapter core logic comprised of components such as the controller, bus interface, buffer, digital to analog converter, 2D acceleration logic, video functions and other related components as incorporated into Magnum.

2.       Technology License Grant.

         2.1. 3DO hereby grants to cirrus Logic, subject to the terms and conditions of this Agreement, a non-exclusive, non-transferable (except as provided in Section 31.3, below), worldwide, irrevocable (except as set forth in
Section 27, below) license (i) to design and develop modifications to and derivatives of the 3DEngine, (ii) to use the 3DEngine, including such modifications and derivatives, in the design and development of Products, and
(iii) to manufacture, import, use, offer to sell, sell and otherwise distribute such Products, in each case solely for Multi-Purpose Computers. Such license shall include (a) the right to use trade secrets, copyrights, mask work rights and patents, if any, relating to the 3DEngine that are necessary for the design and development of such modifications and the manufacture, import, use, offer to sell, sale and other distribution of such Products for Multi-Purpose Computers and (b) the right to use, reproduce and modify the 3DO Deliverable Items in connection with the design and development of such modifications and the manufacture, import, use, offer to sell, sale and other distribution of such Products for Multi-Purpose Computers.

         2.2. Cirrus Logic shall not (and shall have not right to) sublicense any of its rights or licenses under this Agreement, except that Cirrus Logic may have sublicense the rights set forth in this Section 2 to one or more of its Subsidiaries, provided that (i) Cirrus Logic shall be responsible for compliance by the Subsidiaries with the terms and conditions of this Agreement to the same extent as Cirrus Logic itself, (ii) any act or omission of the Subsidiaries shall constitute an act or omission of Cirrus Logic, and (iii) the Subsidiaries shall agree in writing that they are subject to the terms and conditions of this Agreement and that 3DO shall have a right of action against the Subsidiaries to the same extent as Cirrus Logic itself with respect to a breach of any obligation relating to this Agreement by such Subsidiary.

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         2.3. Cirrus Logic shall not (and shall have no right to) have its rights or licenses under this Agreement exercised by any third party (and, without limitation, shall have no "have developed" or "have made" rights) except as follows:

                  (a) Cirrus Logic may engage third-party contractors to engage in design and development of modifications to the 3DEngine, solely for the benefit of Cirrus Logic, provided that the third parties agree in writing (i) that the 3DO Deliverables and other Confidential Information of 3DO may be used only for the design and development of modifications to the 3DEngine for the sole benefit of Cirrus Logic, (ii) to confidentiality requirements, including, without limitation, restrictions on disclosure and use of 3DO Deliverable Items and other Confidential Information of 3DO, no less strict than those required by Cirrus Logic for its own comparable confidential and proprietary information, and (iii) that all right, title and interest in and to their work product, including, without limitation, any design and development related to the 3DEngine and modifications thereto, are assigned to Cirrus Logic;

                  (b) Cirrus Logic may engage third-party semiconductor manufacturers (including but not limited to foundry and ASIC manufacturers), assemblers and test facilities to fabricate, assemble and/or test the Products, solely for the benefit of Cirrus Logic, provided that (i) the Products are sold by the manufacturer (and any such assemblers and test facilities) only to Cirrus Logic, (ii) the manufacturer, assembler or test facility is not provided with any Confidential Information of 3DO except for materials required for fabrication, assembly and/or testing of such Products and (iii) the manufacturer, assembler or test facility agrees in writing (A) that the Confidential Information, if any, provided to the manufacturers, assembler or test facility may be used only for fabrication, assembly and/or testing of Products for the sole benefit of Cirrus Logic, and (B) to confidentiality requirements, including, without limitation, restrictions on disclosure and use of 3DO Deliverable Items and other Confidential Information of 3DO, no less strict than those required by Cirrus Logic for its own comparable confidential and proprietary information; and

                  (c) Cirrus Logic may disclose 3DO Deliverable Items and other Confidential Information to third parties participating with Cirrus Logic in (i) joint development of a Product or of an interface of third party proprietary technology into a Product, or (ii) integration of a Product into systems (including board-level systems) or with other semiconductor devices, but solely as necessary for such joint development or integration, provided that (A) such third parties agree in writing (1) that the 3DO Deliverable Items and other Confidential Information of 3DO may be used only for such joint development and/or integration for the sole benefit of Cirrus Logic, and (2) to confidentiality requirements, including, without limitation, restrictions on disclosure and use of 3DO Deliverable Items and other Confidential Information of 3DO, no less strict than those required by Cirrus Logic for its own comparable confidential and proprietary information and (B) any Products which are the subject of this subsection (c) are sold or distributed only by Cirrus Logic.

3. Technical Disclosure. For the purposes described above, 3DO shall deliver to Cirrus Logic the 3DO Deliverable Items set forth in Exhibit A, attached hereto.

4. Development of Magnum. 3DO and Cirrus Logic shall jointly determine the specifications for the interface between the VGA Logic and the 3DEngine for Magnum. Thereafter, 3DO shall use reasonable best efforts to modify the design of the 3DEngine so as to conform to the jointly determined Magnum interface specifications. Cirrus Logic shall be solely responsible for the fabrication of units of Magnum, and solely liable for all costs and expenses relating to the production of Magnum, including, without limitation, the development of all masks, the production of all test devices, the testing of all prototypes, and the revision of all masks and designs which may be required as a result of any testing. 3DO will cooperate with and assist Cirrus Logic with respect to the process of debugging of the 3DEngine until the first commercial shipment of the initial production version of Magnum. Any additional engineering services in excess of those required pursuant to Section 3, above, or this Section 4 shall be subject to 3DO's reasonable approval prior to 3DO being obligated to perform such services, and shall be subject to the terms and conditions of Section 5.3, below.

5. Non-Recurring Engineering Expenses. Cirrus Logic shall pay the NRE Expenses for engineering services furnished by 3DO in connection with development and delivery of the 3DO Deliverable Items and

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performance of its obligations under Section 4, above. The payments will be nonrefundable. The payments shall be made as follows:

         5.1. Within fifteen (15) days following the execution of this Agreement, Cirrus Logic shall provide 3DO with an initial NRE Expenses payment in advance in the amount of $[CONFIDENTIAL TREATMENT REQUESTED]. The balance of the NRE Expenses to be provided by Cirrus Logic shall be paid to 3DO in accordance with the milestones referenced in Exhibit C, attached hereto, as amended from time to time by mutual agreement of the parties. Payments based on milestones consisting of acceptance of 3DO Deliverable Items will be subject to the acceptance procedure set forth in Section 6, below, and shall be made by Cirrus Logic within fifteen (15) days after the later of (i) Cirrus Logic's acceptance of the 3DO Deliverable Items associated with such milestones or (ii) Cirrus Logic's receipt of an invoice with respect thereto, which invoice will include a summary of such milestones and the cumulative number of person years (or portion thereof) spent in completing the milestones. NRE Expenses shall be calculated based on actual engineering services performed hereunder on a person year and person day basis. Any NRE expenses that, in the aggregate, exceed the sum of the estimates referenced in Exhibit C shall be subject to Cirrus Logic' approval, which approval will not be unreasonably withheld. 3DO will have no obligation to provide engineering services for which the NRE Expenses will not be paid.

         5.2. The parties acknowledge and agree that Exhibit C, attached hereto, is intended to set forth the reasonable schedule of desired engineering services, deliverables and related milestones, and estimates of any required 3DO resources and related NRE Expenses in order to meet its development and delivery obligations under Section 3 and 4, above. The parties acknowledge and agree that, because of uncertainties in the development and testing process, the estimates of 3DO resources and related NRE Expenses are necessarily preliminary, and that the parties shall use diligent, good faith efforts to reach agreement with respect to additions and modifications to Exhibit C. Notwithstanding the immediately preceding sentence, Cirrus Logic shall not be obligated to pay for the marginal cost of inefficiencies resulting from 3DO's use of engineers who are not comparable to those generally used on semiconductor development projects of this kind. In any event, unless otherwise approved by Cirrus Logic, which approval will not be unreasonably withheld, the aggregate NRE Expenses for 3DO's development and delivery obligations under Section 3 and 4, above, will not exceed $[CONFIDENTIAL TREATMENT REQUESTED] ("NRE Cap").

         5.3. In the event that Cirrus Logic desires any additional engineering services from 3DO in connection with any future engineering task or project that 3DO is not obligated to undertake or perform pursuant to the provisions of Sections 3 or 4, above, such engineering services shall be the subject of a separate agreement between e parties and shall require the payment of additional NRE Expenses by Cirrus Logic, the amount of which shall be negotiated in good faith and mutually agreed upon by the parties, and which amount shall neither by subject to nor count towards the NRE Cap. In addition, in the event that Cirrus Logic desires 3DO to develop any applications software that would demonstrate the performance characteristics of Magnum, the applicable software development requirements, schedule and related costs would be negotiated by the parties in good faith and, if mutually agreed upon, would become the subject of a separate agreement or an amendment to this Agreement. NRE Expenses for software development during the first year after the Effective Date will be calculated at the rate of $[CONFIDENTIAL TREATMENT REQUESTED] per person year, pro-rated at a rate of $[CONFIDENTIAL TREATMENT REQUESTED] per person hour for any partial person years.

6.       Additional Procedure.

         6.1. Upon receipt of a 3DO Deliverable Item, Cirrus Logic will have twenty (20) days from the date or receipt ("Acceptance Period") in which to test and evaluate the 3DO Deliverable Item and determine whether it materially confirms to any applicable Magnum Specifications for such 3DO Deliverable Item. Before the end of the Acceptance Period, Cirrus Logic will provide 3DO with a written notice of acceptance of the 3DO Deliverable Item or a notice of rejection that (i) specifies in reasonable detail the material nonconformance(s) (to the applicable Magnum Specifications) that are the basis for the rejection and (ii) is accompanied by test suites and test results, if applicable, evidencing (and allowing 3DO to replicate) such nonconformance(s). If 3DO does not receive such a notice of rejection during the Acceptance Period, the 3DO Deliverable Item will be deemed accepted. If 3DO receives a notice of rejection during the Acceptance Period, 3DO will, during the period of twenty (20) days from the date or

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receipt of the rejection notice, use reasonable best effort to correct any material nonconformance(s) specified in the rejection notice and to deliver the corrected 3DO Deliverable Item to Cirrus Logic. The process set forth in this
Section 6.1 will continue until the 3DO Deliverable Item is accepted.

         6.2. The parties acknowledge and agree that the acceptance process set forth in Section 6.1 may not reveal all bugs or defects, and that in the event any such bugs or defects are subsequently discovered during the Development Period, 3DO will use reasonable best efforts to correct any bugs or defects upon Cirrus Logic's request as part of 3DO's development obligations under Section 4, above, provided that (i) 3DO's obligations will be limited to bugs or defects that constitute nonconformance(s) with the Magnum Specifications and (ii) any such bugs or defects will not affect 3DO rights to any milestone payments or any other rights based on acceptance.

         6.3. All references in this Agreement to acceptance of 3DO Deliverable Items (and, accordingly, any references in this Agreement to the end of the Development Period) assume that (i) the development, delivery and acceptance of the 3DO Deliverable Items are not delayed because of an act or omission of Cirrus Logic (including its contractors, its suppliers or other parties for which Cirrus Logic is responsible), and (ii) Cirrus Logic does not unreasonably withhold or delay its acceptance of the 3DO Deliverable Items. In either such event, 3DO will be entitled to the rights and benefits triggered by acceptance of the 3DO Deliverable Items (and, accordingly, any rights and benefits triggered by the end of the Development Period), including, without limitation, the payment of NRE Expenses, payment of pre-paid royalties and running of the six (6) month periods described in Sections 20.1 and 20.4, below, as of the day acceptance would have occurred if such event had not occurred, notwithstanding failure to achieve the milestone to which the acceptance relates.

7.       Termination of3DO Engineering Services. Cirrus Logic may, upon thirty
(30) days' written notice to 3DO, terminate 3DO's engineering services to be provided pursuant tot his Agreement at any time during he Development Program. Upon such termination, 3DO shall have no further obligations to perform any engineering services hereunder. In the event of such a termination, Cirrus Logic shall, within fifteen (15) days after Cirrus Logic's receipt of an invoice for NRE Expenses incurred before the effective date of termination for which 3DO has not previously been paid, pay the greater of (i) such NRE Expenses, subject to the terms and conditions of Section 5.2, above, with respect to the NRE Cap, or
(ii) an amount equal to $[CONFIDENTIAL TREATMENT REQUESTED] less the NRE Expenses previously paid by Cirrus Logic to 3DO hereunder. Promptly upon receipt of such payment, 3DO shall deliver to Cirrus Logic copies of all 3DO Deliverable Items set forth in Exhibit A, attached hereto, as and in the form existing on the effective date of termination (whether completed, partially completed or uncompleted), for Cirrus Logic's use solely in accordance with and subject to the terms and conditions of, this Agreement. Termination pursuant to this
Section 7 shall affect only the engineering services to be provided by 3DO and the related NRE Expenses, and shall not result in termination of this Agreement or affect the rights and obligations of the parties hereunder, including, without limitation, 3DO's right to receive the license fees, royalty payments and any other sums due hereunder.

8.       Ownership Interests.

         8.1. Except as expressly set forth herein, (i) 3DO retains all right, title and interest in and to the 3DEngine and 3DO Deliverable Items, any modifications to the 3DEngine or 3DO Deliverable Items that are developed by or for 3DO, and any subsequently derived and/or successor technologies that are developed by o for 3DO or any related intellectual property rights, and (ii) Cirrus Logic retains all right, title and interest in and to the VGA Logic, any modifications to the VGA Logic that are developed by or for Cirrus Logic, or any subsequently derived and/or successor technologies that are developed by or for Cirrus Logic or any related intellectual property rights.

         8.2. All of 3DO Rights with respect to the 3DEngine and/or any related intellectual property rights that are not specifically granted to Cirrus Logic are expressly reserved by 3DO. No license or rights with respect to the 3D Engine and/or any related intellectual property rights shall be implied by or inferred from this Agreement or the activities of the parties in furtherance of this Agreement.

         8.3. Cirrus Logic shall own any modifications to the 3DEngine or 3DO Deliverable Items made by or for Cirrus Logic (except those made by 3DO), subject to 3DO's underlying ownership interests in

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and to the 3DEngine and related intellectual property rights (and provided that, for purposes of clarification, Cirrus Logic acknowledges it has no rights to use or to otherwise exploit any modifications that include all or any portion of the 3DEngine, or that use or are subject to any related intellectual property rights, except as part of Products as expressly authorized by this Agreement). 3DO shall own any implementation or embodiment developed by 3DO based on an idea, invention or information developed by Cirrus Logic and disclosed or otherwise provided to 3DO hereunder, provided that either party may use or otherwise exploit (or sublicense the right to use or otherwise exploit) such idea, invention or information, whether or not patentable.

9. Scope of Agreement. This Agreement and the rights and obligations of the parties hereunder are limited to the 3DEngine, as specifically defined in
Section 1.4, above, and the 3DO Deliverable Items set forth in Exhibit A, attached hereto. Nothing herein shall be construed as granting Cirrus Logic any rights with respect to, or requiring 3DO to offer to Cirrus Logic, any modification or addition to the current version of the 3DEngine, or any new version of the 3DEngine, except for modifications specifically included within the definition of "3DEngine."

10. License Fee. In partial consideration for 3DO's grant of the various licensed rights regarding the 3DEngine referenced hereinabove, and in addition to me NRE Expenses, Cirrus Logic shall pay 3DO the sum of $[CONFIDENTIAL TREATMENT REQUESTED] as a non-refundable, non-recoupable license fee (the "License Fee"). The License Fee shall be paid to 3DO in accordance with the following schedule: (i) $[CONFIDENTIAL TREATMENT REQUESTED] within fifteen (15) days following the Effective Date, or March 31, 1996, whichever is earlier, (ii) $[CONFIDENTIAL TREATMENT REQUESTED] no later that March 31, 1996, and (iii) $[CONFIDENTIAL TREATMENT REQUESTED] within ninety (90) days following the Effective Date, or June 1, 1996, whichever is earlier.

11. Pre-Paid Royalties. In partial consideration for 3DO's grant of the various licensed rights regarding the 3DEngine referenced hereinabove, and in addition to the License Fee and the NRE Expenses, Cirrus Logic shall pay 3DO the non-refundable sum of $[CONFIDENTIAL TREATMENT REQUESTED] (the "Advance"), which sum shall be recoupable by Cirrus Logic as an advance payment of the first royalties otherwise due and payable to 3DO pursuant to Section 12, below, with respect to Cirrus Logic's exercise of the licensed rights. The Advance shall be paid to 3DO in accordance with the following schedule: (i) $[CONFIDENTIAL TREATMENT REQUESTED] within fifteen (15) days following the Effective Date, or March 31, 1996, whichever is earlier, (ii) $[CONFIDENTIAL TREATMENT REQUESTED] no later that March 31, 1996, and (iii) $[CONFIDENTIAL TREATMENT REQUESTED] no later than June 30, 1996, and (iv) $[CONFIDENTIAL TREATMENT REQUESTED] within fifteen (15) days after the end of the Development Period.

12.      Ongoing Royalties.

         12.1. Cirrus Logic shall pay royalties to 3DO calculated as a percentage of the Net Revenues. The applicable royalty rates shall be as follows:

         Months after First
         Commercial Shipment                     Percentage of
         (in volume production quantities)       Net Revenues
        ---------------------------------        --------------
                    1-12                         [CONFIDENTIAL
                                                  TREATMENT REQUESTED]%

                   13-24                         [CONFIDENTIAL
                                                  TREATMENT REQUESTED]%

              25 (and beyond)                    [CONFIDENTIAL
                                                  TREATMENT REQUESTED]%

In accordance with the foregoing formula, the parties contemplate, subject to the provisions of Section 13, below, that the applicable royalty rates for all Royalty Bearing Products shall decline annually (down to, but not below, [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT

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REQUESTED]%), except as otherwise expressly set forth in Section 12.3, below), commencing twelve (12) months after first commercial shipment of volume production quantities of such Royalty Bearing Product. As used herein, the term "volume production quantities" refers to the shipment to customers by or for Cirrus Logic of units of a Product that are not prototypes, engineering samples, or other such units that are not purchased in quantities for commercial resale.

         12.2. All royalties due 3DO shall accrue upon recognition by Cirrus Logic or a Subsidiary of Net Revenues, regardless of the time of collection by Cirrus Logic or the Subsidiary. Cirrus Logic and its Subsidiaries will recognize Net Revenue in accordance with United States generally accepted accounting principles, consistently applied. No costs incurred in the manufacture, marketing, sale, distribution or exploitation of the Royalty Bearing Products, other than as expressly set forth herein, shall be deducted from any royalties payable to 3DO. If any Royalty Bearing Products are sold or otherwise distributed in an arrangement that is not an arm's-length merchant market transaction, and the price of the Royalty Bearing Products is less than the price in an average arm's-length merchant market transaction, the price in such an average arm's-length merchant market transaction shall be substituted therefor in determining Net Revenues. For the sale or distribution of Royalty Bearing Products bundled with other products, the Net Revenues attributable to such Royalty Bearing Products shall be based upon the ratio of the average list prices for the applicable Royalty Bearing Product during the immediately preceding three (3) fiscal month period to the average list prices of the other products in the bundle during the immediately preceding three (3) fiscal month period, provided that where there is no list price for a component, the average list price for such component shall be mutually agreed upon by the parties in good faith.

         12.3. In the event that Cirrus Logic elects to integrate any additional circuit designs into any successor to Magnum or any other new Product at some future date, the parties acknowledge and agree that the royalty rates applicable to any such derivative Product shall be calculated in accordance with the following formula, rounded to the next higher tenth of a percent (and applied only to derivative Product which constitute Royalty Bearing Product):

         Royalty rate      =        A  X  B/C

         where,   A  =  the  then-current  royalty rate (i.e.,  [CONFIDENTIAL
TREATMENT REQUESTED]% / [CONFIDENTIAL TREATMENT REQUESTED]% / [CONFIDENTIAL TREATMENT REQUESTED]%), and
                  B  =  the total number of 3DO-developed transistors in the new
                        Product (with the number of 3DO-developed transistors deemed never to be less than [CONFIDENTIAL TREATMENT
REQUESTED]), and
                  C  =  total transistors in the new Product (with the number of
                        3DO-developed  transistors  deemed never to be less than
[CONFIDENTIAL TREATMENT REQUESTED])

         By way of example, if a new Product has [CONFIDENTIAL TREATMENT REQUESTED] total transistors, there are [CONFIDENTIAL TREATMENT REQUESTED] 3DO-developed transistors, and the current royalty rate is [CONFIDENTIAL TREATMENT REQUESTED]%, the equation would be as follows:

      A    =    [CONFIDENTIAL TREATMENT REQUESTED]%
      B    =    [CONFIDENTIAL TREATMENT REQUESTED]
      C    =    [CONFIDENTIAL TREATMENT REQUESTED]

* [CONFIDENTIAL TREATMENT REQUESTED] total transistors - [CONFIDENTIAL TREATMENT REQUESTED] 3DO-developed transistors = [CONFIDENTIAL TREATMENT REQUESTED] non-3DO developed transistors, therefore C = [CONFIDENTIAL TREATMENT REQUESTED] non-3DO developed transistors + [CONFIDENTIAL TREATMENT REQUESTED] 3DO-developed transistors (the minimum permissible for calculating total transistors) = [CONFIDENTIAL TREATMENT REQUESTED] total transistors

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                  Royalty rate  =  [CONFIDENTIAL TREATMENT REQUESTED]  X
       ([CONFIDENTIAL TREATMENT REQUESTED]/[CONFIDENTIAL TREATMENT REQUESTED]) = [CONFIDENTIAL TREATMENT REQUESTED] = [CONFIDENTIAL TREATMENT REQUESTED]

13. Potential Royalty Reset. The parties acknowledge and agree that, notwithstanding the referenced royalty rate reductions set forth in Section 12.1, above, the then-current royalty rate (which, for purposes of Section 12.3, above, is that rate designated by "A" in the formula therein) shall reset to [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) with respect to, and only with respect to, a Royalty Bearing Product (i) for which 3DO provides any additional technology or intellectual property rights in accordance with a new agreement between the parties or an amendment to this Agreement and/or (ii) developed by Cirrus Logic that involves a modification in 3DEngine architecture, including, without limitation, a modification involving re-pipelining, performance enhancements, bandwith enhancements, and/or other material feature additions, but specifically excluding modifications in the 3DEngine (a) to the memory controller or (b) intended only to accommodate changed or different manufacturing process technology and/or a change in cell libraries. No reset shall be required for modifications in VGA Logic or other non-3DEngine components of a Product.

14. Shipment Estimates. Within thirty (30) days after the end of each fiscal month during the term of the licensed rights commencing with the first commercial shipment of Royalty Bearing Product, Cirrus Logic shall provide 3DO with a written estimate of the net number of units of each Royalty Bearing Product sold and/or otherwise distributed by or for Cirrus Logic and its Subsidiaries during such fiscal month. 3DO acknowledges that each such estimate will be based on information reasonably available to Cirrus Logic at the time and that no special effort will be required in order to generate the estimate.

15. Royalty Reports. Within fifteen (15) days after the end of each fiscal quarter during the term of the licensed rights commencing with the first commercial shipment of Royalty Bearing Products, Cirrus Logic shall provide 3DO with a written royalty report, certified to be accurate by an officer of Cirrus Logic, specifying: (i) the gross number of units of the Royalty Bearing Products sold and/or otherwise distributed by or for Cirrus Logic and its Subsidiaries during such fiscal quarter (itemized on a Product-by-Product basis); (ii) the applicable average selling prices of the Royalty Bearing Products sold and/or otherwise distributed by or for Cirrus Logic and its Subsidiaries during such fiscal quarter (itemized on a Product-by-Product basis); and (iii) the total royalties determined to be due to 3DO with respect to such fiscal quarter. With respect to Net Revenues generated in foreign currency, the exchange rate used to determine royalties shall be the monthly average exchange rate as calculated by Cirrus Logic using the daily closing exchange rate set forth in the final edition of The Wall Street Journal (version distributed in Northern California).

16. Royalty Payments. Within thirty (30) days after the end of each fiscal quarter, Cirrus Logic shall wire-transfer to 3DO's designated bank account the royalty payment determined to be due from Cirrus Logic with respect to such fiscal quarter.

17. Audit Rights. Cirrus Logic shall retain at its principal place of business, for a period of three (3) years after making any royalty report, all of the files, records and books of accounts prepared in the normal course of business which contain data reasonably required for the computation and verification of the information to be provided to 3DO and of the amounts to be paid by Cirrus Logic with respect to any royalty report required hereunder. Cirrus Logic shall permit any internationally recognized certified public accounting firm retained by 3DO (or any other certified public accounting firm designated by 3DO and approved by Cirrus Logic, which approval will not be unreasonably withheld) ("CPA"), on reasonable notice, to inspect and/or audit at any reasonable times (but not more often than once per year) all such files, records and books of accounts and to take extracts therefrom or make copies thereof for the purpose of verifying the correctness of the royalty reports and payments provided by Cirrus Logic hereunder. The CPA shall agree in writing (i) not to disclose information obtained in connection with the inspection and/or audit to third parties, (ii) not to disclose customer identities or Product prices on a customer-by-customer basis, and (iii) to disclose to 3DO only the total number of Royalty Bearing Products (itemized on a Product-by-Product basis) sold or otherwise distributed by Cirrus Logic and its Subsidiaries and the amount of royalties determined to be due with respect thereto, but provided that nothing shall prevent the CPA or 3DO from using such information in connection with any legal claim by 3DO arising under or related to this Agreement. In the event any such inspection and/or audit reveals that Cirrus Logic has underpaid 3DO, Cirrus Logic shall promptly pay 3DO the underpaid amount (together with interest from the date such amount would have been due, as required by Section 18, below). In the event any such inspection and/or audit reveals that Cirrus Logic has overpaid 3DO, 3DO shall promptly grant to Cirrus Logic a credit (usable against future royalty payments due to Cirrus Logic hereunder) in the amount of the overpayment. In the event of an underpayment by Cirrus Logic of [CONFIDENTIAL TREATMENT REQUESTED] percent ([CONFIDENTIAL TREATMENT REQUESTED]%) or more with respect to the period which is the subject of such inspection and/or audit, Cirrus Logic shall promptly reimburse 3DO for the reasonable fees charged to 3DO by the CPA with respect to such inspection and/or audit.

18. Late Payments. All sums owed or payable to 3DO hereunder that are not paid when due shall bear interest at the rate of one and a half percent (1.5%) per month, or such lower rate as may be the maximum rate permitted under applicable law, provided that 3DO's right to receive interest (i) shall not constitute a forbearance or waiver by 3DO and (ii) shall not affect 3DO's other rights and remedies (whether under this Agreement or otherwise) with respect to any lateness in payment or failure to pay.

19.      Use of Documentation.

         19.1. 3DO acknowledges and agrees that Cirrus Logic wishes to provide to its customers, as an integral part of Cirrus Logic's own technical reference manuals for customers ("Cirrus Logic Documentation"), certain information and materials regarding the 3DEngine to assist customers with the use of, and development of products designed to incorporate, the Products. Accordingly 3DO will deliver to Cirrus Logic such customer documentation as 3DO has in its possession which the parties mutually agree is suitable for incorporation into Cirrus Logic Documentation (as specifically so identified in writing by the parties, the "3DO User Documentation"). 3DO hereby grants to Cirrus Logic, subject to the terms and conditions of this Agreement, a non-exclusive, non-transferable, irrevocable, fully paid, worldwide license, for so long as Cirrus Logic has the right to sell or otherwise distribute the Products, (i) to modify the 3DO User Documentation to the extent necessary for incorporation in the Cirrus Logic Documentation, (ii) to reproduce the original or modified 3DO User Documentation as part of such Cirrus Logic Documentation, and (iii) to distribute copies of the Cirrus Logic Documentation incorporating the 3DO User Documentation.

         19.2. Any use or distribution of the 3DO User Documentation shall be subject to the same terms and conditions as other comparable Cirrus Logic Documentation.

         19.3. Cirrus Logic shall be responsible for and shall own any modifications to the 3DO User Documentation made by or for Cirrus Logic. At 3DO's request, Cirrus Logic shall provide 3DO with copies of any Cirrus Logic Documentation that includes original or modified 3DO User Documentation. Cirrus Logic shall as soon as practicable make any corrections or clarifications therein reasonably requested by 3DO.

20.      3DO Obligations and Covenants.

         20.1. For a period of [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) months after the end of the Development Period (or, if the Development Period ended because of Cirrus Logic's exercise of its right to terminate 3DO engineering services pursuant to Section 7, above, until [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) months after acceptance of the last of the 3DO Deliverable Items set forth in Exhibit A would have occurred if 3DO had continued to provide engineering services), 3DO shall not (i) grant (and shall not have granted prior to the Effective Date) licenses to the existing version of the 3DEngine to more than [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) companies (in addition to Cirrus Logic) for use in semiconductors designed for Multi-Purpose Computers, or (ii) itself commence the merchant market sale or other distribution of a product, for use in a consumer 3D graphics card and/or components thereof designed for Multi-Purpose Computers, that would be directly competitive with Cirrus Logic's Magnum, except that the foregoing limitation shall apply only to licenses for the manufacture, sale or other distribution of semiconductors for the semiconductor merchant market. As examples of exceptions to the foregoing limitation, and without limiting the generality of the foregoing, 3DO is entitled to license the existing version of the 3DEngine (or any portion thereof) to any such companies for use in connection with the development of any multimedia authoring systems or non-linear video editing systems.

         20.2. In addition, 3DO agrees that 3DO shall not, during the term of this Agreement, license the existing version of the 3DEngine (i) to [CONFIDENTIAL TREATMENT REQUESTED] for use as an integral part of any 3D graphics cards and/or components thereof that are designed and intended for use in Multi-Purpose Computers or (ii) to [CONFIDENTIAL TREATMENT REQUESTED] or [CONFIDENTIAL TREATMENT REQUESTED]; provided, however, that 3DO may elect to grant licenses with respect to any of such items to [CONFIDENTIAL TREATMENT REQUESTED] (subject to the provisions of Section 20.1, above) for use in connection with the development of 3D graphics cards and/or components thereof that are intended to provide (and are limited by such licenses to providing) enhanced performance or functionality to only the Macintosh-compatible portion of any computer systems.

         20.3. For the purposes of Sections 20.1 and 20.2, the term "existing version of the 3DEngine" means any 3DEngine version prior to the development by or for 3DO of a version of the 3DEngine designed for a product configuration to comply with the MPEG2 or DVD standard.

         20.4. For a period of [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) months after the end of the Development Period (or, if the Development Period ended because of Cirrus Logic's exercise of its right to terminate 3DO engineering services pursuant to Section 7, above, until [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) months after acceptance of the last of the 3DO Deliverable Items set forth in Exhibit A would have occurred if 3DO had continued to provide engineering services), 3DO shall not license to any third party all or a portion of the modifications to the 3DEngine developed by or for 3DO that are required by the Development Program and specifically identified in Exhibit B, attached hereto, as being specific to Cirrus Logic (the "Cirrus Logic-Specific Modifications"), provided that this Section 20.4 will not prevent 3DO from developing and licensing a different implementation of any such modifications, whether or not the modifications provide the same functionality as the Cirrus Logic-Specific Modifications.

         20.5. 3DO agrees that it shall not, directly or indirectly, during the term of this Agreement, solicit for employment or otherwise engage in recruiting of any of the Cirrus Logic employees that are members of Cirrus Logic's VSys division.

         20.6. 3DO agrees that, during the term of this Agreement, 3DO shall not make any separate agreement with any third party that is inconsistent with any of the provisions of this Agreement.

21.      Cirrus Logic Obligations and Covenants.

         21.1. While no representations have been made to 3DO that Cirrus Logic shall achieve any specific results or level of sales of any of the Products, Cirrus Logic acknowledges and agrees that it shall use reasonable best efforts to develop Magnum and shall use commercially reasonable efforts to bring to market and to effectively market each of the Products. In the event that Cirrus Logic does not undertake first commercial shipment of volume production quantities of Magnum within [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) months after the end of the Development Period, 3DO shall be released from the restrictions set forth in Sections 20.1, 20.2 and 20.4, above, provided that, without limitation of the generality of Section 6.3, above, in the event additional engineering services are requested by Cirrus Logic not required by Section 3 or 4, above, as of the Effective Date, any delays in delivery or acceptance of the 3DO Deliverable Items arising out of such additional services shall be subtracted from such [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED]) month period on a day for day basis. Subject to the foregoing, Cirrus Logic shall have the discretion to determine when and how to market the Products.

         21.2. Cirrus Logic will provide to 3DO, at no charge to 3DO (other than reimbursement of actual shipping and insurance expenses), (i) five hundred (500) units of the initial production version of Magnum and (ii) fifteen (15) units of each subsequent Product (including subsequent production versions of Magnum). In addition, Cirrus Logic agrees that 3DO shall be entitled to purchase production units of any and all Products directly from Cirrus Logic at a price that is no less favorable to 3DO than the price offered by Cirrus Logic to any third party for similar quantities. In the event demand for the Products necessitates allocation, Products will be made available to 3DO in the same quantities as are made available to other customers purchasing similar quantities. 3DO may not resell as a stand-alone product such Products to any third party.

         21.3. In recognition of the pre-existing relationship between 3DO and Matsushita Electric Industrial Co., Ltd. ("MEI") regarding 3DO's Opera and M2 technologies, Cirrus Logic agrees that it shall not (i) engage in any development with or for MEI or any subsidiaries or affiliates of MEI, or any sublicensees of MEI in their capacity as sublicensees of any Opera or M2 technology ("MEI Group"), or (ii) provide, or enter into an agreement to provide, to MEI Group, any products or services that involve the 3DEngine or the 3DO Deliverable Items, or any intellectual property rights relating thereto, unless the written consent of 3DO shall first have been obtained, provided that this restriction shall not prevent Cirrus Logic from (a) selling to the MEI Group any standard, off-the-shelf Products, or other products of Cirrus Logic, that it generally sells in the semiconductor merchant market or (b) using the MEI Group as a foundry for the fabrication of Products pursuant to Section 2.3(b), above, or other products of Cirrus Logic. Notwithstanding the foregoing reference to sublicensees of MEI, this Section 21.3 shall not restrict Cirrus Logic from engaging in development with or for any such sublicensees, or providing or entering into an agreement to provide, any products or services to any such licensees, if the development, products and/or services, respectively, do not relate to the 3DEngine or the 3DO Deliverable Items or any intellectual property rights relating thereto.

         21.4. Cirrus Logic agrees that the VSys division of Cirrus Logic shall not, directly or indirectly, during the term of this Agreement, solicit for employment or otherwise engage in recruiting of any 3DO employees.

         21.5. Cirrus Logic agrees that it shall be solely responsible for the development and testing of all software drivers which are required with respect to any of the Products. Cirrus Logic shall make any such software drivers (including bug fixes and other modifications) in binary code form only available to 3DO, at no charge to 3DO, for its subsequent royalty-free use, licensing and exploitation, subject to the terms and conditions generally applied by Cirrus Logic to licensees of such drivers, for use only in conjunction with Products purchased by 3DO from Cirrus Logic.

         21.6. Cirrus Logic agrees that it shall be solely responsible for all product and compatibility testing and product support with respect to each of the Products. Cirrus Logic further agrees that 3DO shall not be responsible for providing any engineering support or any other form of technical support to any of Cirrus Logic's customers or to any end users of any of the Products.

         21.7. Cirrus Logic agrees that it shall not make any separate agreement with any third party that is inconsistent with any of the provisions of this Agreement.

         21.8. Cirrus Logic agrees that it shall not make use of the 3DEngine or 3DO Deliverable Items (or any portion thereof) except in strict compliance with the provisions of this Agreement or as may be otherwise expressly authorized in writing by 3DO. Cirrus Logic agrees that it shall not use or exploit any of the intellectual property rights relating to the 3DEngine, including, without limitation, the 3DO Deliverable Items and other Confidential Information of 3DO, in connection with the development, use, manufacture, sale or other distribution of any product or material other than the Products as expressly authorized herein.

         21.9. Cirrus Logic agrees that it shall not knowingly manufacture, market, sell and otherwise distribute Products in violation of any and all laws, regulations and ordinances that are applicable in the countries and territories within which the Products are to be manufactured, marketed, sold or otherwise distributed by Cirrus Logic hereunder.

22.      3DO's Limited Representations and Warranties.

         22.1. 3DO represents and warrants solely for the benefit of Cirrus Logic that, as of the Effective Date, 3DO has not received actual notice of a claim that the 3DEngine infringes a copyright, mask work right or patent, or misappropriates a trade secret, of any third party.

         22.2. 3DO represents and warrants solely for the benefit of Cirrus Logic that:

                  (a) 3DO has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder;

                  (b) 3DO owns the rights with respect to the 3DEngine licensed to Cirrus Logic, provided that Cirrus Logic acknowledges that the 3DEngine was developed using (and incorporates technology from) commercially licensed development tools and that 3DO does not own the technology provided by such tools (and provided, further, that the representation and warranty set forth in this subsection (b) shall not constitute or imply any representation or warranty with respect to noninfringement of third-party intellectual property rights); and

                  (c) 3DO has not previously granted to a third party any rights with respect to the 3DEngine that are inconsistent with the rights granted to Cirrus Logic hereunder, including, without limitation, any rights which, if such rights had been granted to a third party subsequent to the Effective Date, would breach 3DO's obligations under Sections 20.1 or 20.2, above.

         22.3. 3DO MAKES, AND CIRRUS LOGIC RECEIVES, NO REPRESENTATIONS, WARRANTIES OR CONDITIONS (EXPRESSED, IMPLIED, STATUTORY OR OTHERWISE), OTHER THAN AS EXPRESSLY SET FORTH IN THIS SECTION 22, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE AND NONINFRINGEMENT OF THIRD-PARTY RIGHTS, AND THEIR EQUIVALENTS UNDER THE LAWS OF ANY JURISDICTION.

23.      Cirrus Logic's Representations and Warranties.

         23.1. Cirrus Logic represents and warrants solely for the benefit of 3DO that, as of the Effective Date, Cirrus Logic has not received actual notice of a claim that the VGA Logic or the modifications to the 3DEngine contemplated to be made by or for Cirrus Logic (other than those made by or for 3DO) infringe any copyright, mask work right or patent, or misappropriate any trade secret, of any third party.

         23.2. Cirrus Logic represents and warrants solely for the benefit of 3DO that:

                  (a) Cirrus Logic has the right, power and authority to enter into this Agreement and to fully perform its obligations hereunder; and

                  (b) Cirrus Logic has not previously granted to a third party any rights that are inconsistent with the rights granted to 3DO hereunder.

24.      3DO's Indemnity.

         24.1. 3DO agrees to indemnify and hold Cirrus Logic harmless from and against any legal costs and expenses (including reasonable attorneys' fees and court costs), as well as monetary damages awarded or agreed to be paid as part of a settlement, incurred by Cirrus Logic based upon, arising out of or in respect of (i) any third-party claim asserting that 3DO does not have the right to grant the license granted by 3DO to Cirrus Logic under this Agreement; (ii) any third-party claim arising as a result of any breach by 3DO of its limited warranties set forth in Sections 22.1 and 22.2, above; and/or (iii) any third-party claim asserting that Cirrus Logic's use of the 3DEngine or the other 3DO Deliverable Items in accordance with the licensed rights granted by 3DO to Cirrus Logic under this Agreement infringes the copyrights or misappropriates the trade secrets owned by any third party, provided, in any case, that Cirrus Logic (a) provides 3DO with prompt notice of the claim, (b) allows 3DO to control the defense and any settlement of the claim, and (c) provides cooperation as reasonably requested by 3DO. 3DO's obligations under this Section
24.1 (and 3DO's related obligations under Section 24.2, below) will not apply to any modifications to the 3DEngine or the other 3DO Deliverables made by Cirrus Logic or a third party.

         24.2. If the manufacture, sale or other distribution of a Product by Cirrus Logic is enjoined based on a claim relating to the 3DEngine or any of the other 3DO Deliverable Items covered by Section 24.1(iii), above, 3DO shall, at 3DO's option and expense: (i) procure for Cirrus Logic the past and future rights granted to Cirrus Logic hereunder with respect to the allegedly infringing portion of the 3DEngine or other 3DO Deliverable Item; or
(ii) replace or modify the allegedly infringing portion to make such portion non-infringing, provided that the replacement or modified portion provides substantially the same functionality as the replaced or original portion, or
(iii) if the past and future rights to continue to manufacture, sell and otherwise distribute cannot be procured, or the portion cannot be replaced or modified, at reasonable expense, reimburse Cirrus Logic for the total amount of unrecouped pre-paid royalties, but not license fees or NRE Expenses, paid hereunder. In addition, if a claim relating to the 3DEngine or any of the other 3DO Deliverable Items covered by Section 24.1(iii) is made or becomes likely, 3DO may, at its option and expense, undertake any of the actions described in clauses (i), (ii) and (iii) of this Section 24.2. If, because of a claim relating to the 3DEngine or any of the other 3DO Deliverable Items covered by
Section 24.1(iii), 3DO replaces or modifies an allegedly infringing portion to make such portion non-infringing in accordance with this Section 24.2, Cirrus Logic will receive a credit, against future on-going royalties payable under
Section 12, above, equal to the costs incurred by Cirrus Logic in making any changes required by the replacement or modification provided pursuant to this
Section 24.2. If, because of a claim relating to the 3DEngine or any of the other 3DO Deliverable Items covered by Section 24.1(iii), the use in a Product of a portion of the 3DEngine is enjoined, Cirrus Logic will have the right to use the other, unaffected portions of the 3DEngine in accordance with, and subject to the terms and conditions of, this Agreement.

         24.3. THIS SECTION 24 (TOGETHER WITH SECTION 22.1, ABOVE) STATES 3DO'S ENTIRE OBLIGATION AND LIABILITY TO CIRRUS LOGIC WITH RESPECT TO ANY CLAIM REGARDING ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

25.      Cirrus Logic's Indemnity.

         25.1. Cirrus Logic agrees to indemnify and hold harmless 3DO from and against any legal costs and expenses (including reasonable attorneys' fees and court costs), as well as monetary damages awarded or agreed to be paid as part of a settlement, incurred by 3DO based upon, arising out of or in respect of:
(i) any third-party claim asserting that the rights granted by Cirrus Logic to 3DO hereunder are invalid or unenforceable; (ii) any third-party claim arising as a result of any breach by Cirrus Logic of its limited warranties set forth in Sections 23.1 and 23.2, above; (iii) any third-party claim asserting that 3DO's use of any modifications and/or additions to the 3DEngine made by or for Cirrus Logic (other than by 3DO) in accordance with this Agreement infringes the copyrights, mask work rights, trade secrets and/or trademark rights owned by any third party; (iv) any third-party claim asserting that any modifications and/or additions to the 3DEngine made by or for Cirrus Logic (other than by 3DO), or that a Product (other than the 3DEngine component thereof in the form provided by 3DO to Cirrus Logic), infringes the copyrights, mask work rights, trade secrets and/or trademark rights owned by any third party; and/or (v) any third-party claim with respect to the development, manufacture, marketing, sales, distribution and/or use of any of the Products by Cirrus Logic or any of its affiliates or subsidiaries, such as a product liability claim or a claim for breach of any warranty or support obligations (but expressly excluding (A) any third-party claim for infringement of intellectual property rights other than as set forth in the foregoing clauses (ii), (iii) and (iv) and (B) any third-party claim to the extent that the 3DEngine, or a 3DO Deliverable Item, provided by 3DO to Cirrus Logic is the basis for the claim), provided, in any case, that 3DO
(a) provides Cirrus Logic with prompt notice of the claim, (b) allows Cirrus Logic to control the defense and any settlement of the claim, and (c) provides cooperation as reasonably requested by Cirrus Logic. Cirrus Logic's obligations under this Section 25.1 will not apply to any claim for which 3DO is obligated to indemnify Cirrus Logic pursuant to Section 24.1, above.

         25.2. THIS SECTION 25 (TOGETHER WITH SECTION 23.1, ABOVE) STATES CIRRUS LOGIC'S ENTIRE OBLIGATION AND LIABILITY TO 3DO WITH RESPECT TO ANY CLAIM REGARDING ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

26. Third-Party Claims. In addition to the parties' respective obligations under Sections 24 and 25, above, in the event that any third party claims that either party's use of the 3DEngine (or any portion or derivative thereof ) or any related intellectual property rights of either party infringes any patent, mask work right, copyright or other intellectual property right of such third party, or in the event that either party undertakes a review of third-party patents or other intellectual property rights relating to any versions of any of the Products, then, upon request by the other party, each party shall reasonably cooperate and consult with the other party, in a manner consistent with such party's confidentiality obligations and preservation of attorney-client, work product and other privileges, regarding the other party's review of such claim and/or efforts to resolve such matter.

27.      Term; Termination.

         27.1. This Agreement, and the licensed rights granted by 3DO to Cirrus Logic pursuant to this Agreement, shall commence on the Effective Date and, unless earlier terminated as provided in this Section 27, shall continue in full force and effect until the later of (i) seven (7) years after the Effective Date or (ii) one (1) year after the last commercial sale, in production quantities, of a Product.

         27.2. If either party defaults in its performance of any material provision of this Agreement (other than with respect to any payment obligation), then the non-defaulting party may elect to terminate this Agreement if the defaulting party fails to cure its default within forty-five (45) days of receipt of written notice referencing such default, provided that if the default is not subject to correction within such period but the defaulting party submits, within such period, a detailed and specific plan for correction of the default and such plan is accepted by the non-defaulting party, the defaulting party will have the additional time for correction set forth in the accepted plan. If the default is not corrected in accordance with the schedule set forth in the accepted plan, the non-defaulting party may elect, upon notice to the defaulting party, to terminate this Agreement.

         27.3. In the event Cirrus Logic defaults in the timely performance of any of its payment obligations under this Agreement, 3DO may elect to terminate this Agreement if Cirrus Logic fails to cure such default within fifteen (15) days after receipt of notice that the required payment is due and, after such fifteen (15) day period, 3DO notifies Cirrus Logic that it intends to terminate this Agreement and Cirrus Logic fails to cure such default with ten (10) days after receipt of such subsequent notice.

         27.4. This Agreement shall terminate automatically and without notice upon: (i) the institution by or against Cirrus Logic of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of Cirrus Logic's debts, provided that termination shall not be effective in the event of an involuntary proceeding against Cirrus Logic if such proceeding is dismissed within one hundred twenty (120) days after the filing thereof, (ii) Cirrus Logic's making a general assignment for the benefit of its creditors, (iii) Cirrus Logic's dissolution or (iv) Cirrus Logic's cessation of business for a period of ninety (90) days or more.

         27.5. Upon the expiration of this Agreement as set forth in Section
27.1 above (or upon mutual agreement of the parties to terminate this Agreement), all rights and licenses granted to Cirrus Logic hereunder will terminate, and each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that Sections 1, 5.1 (only to the extent of engineering services already performed by 3DO), 7 (only the obligation of Cirrus Logic to make the payment described therein), 8, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19 (except for any obligations of 3DO to deliver further documentation to Cirrus Logic), 21.3, 21.5 (except for any obligations of Cirrus Logic to make available further drivers to 3DO), 21.6, 21.8, 24, 25, 27, 28.5 (but only for so long as Cirrus Logic has the right to Source Code in accordance with Section 28.6(d)), 28.6, 29 and 31 shall survive.

         27.6. Upon termination of this Agreement for any reason (except for expiration as set forth in Section 27.1, above, or termination upon mutual agreement of the parties), (i) all rights and licenses granted to Cirrus Logic hereunder will terminate, and each party will be released from all obligations and liabilities to the other occurring or arising after the date of such termination, except that Sections 1, 5.1 (only to the extent of engineering services already performed by 3DO), 7 (only the obligation of Cirrus Logic to make the payment described therein), 8, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19
(except for any obligations of 3DO to deliver further documentation to Cirrus Logic), 21.3, 21.5 (except for any obligations of Cirrus Logic to make available further drivers to 3DO), 21.6, 21.8, 24, 25, 27, 28.5 (but only for so long as Cirrus Logic has the right to Source Code in accordance with Section 28.6(d)), 28.6, 29 and 31 shall survive, and (ii) Section 2 shall survive for so long as this Agreement would otherwise continue in effect in accordance with Section 27.1.

28.      Source Code Matters.

         28.1. If, during the Development Period, one or more of the conditions described in clause (a) or (b) of this Section 28.1 occurs, then, upon Cirrus Logic's written request, 3DO will promptly deliver to Cirrus Logic the "C" level source code and related documentation and commentary for the 3DEngine ("Source Code") described in Section 28.2, below. Such conditions are as follows:

                  (a) Cirrus Logic rejects a 3DO Deliverable Item in accordance with the procedures set forth in Section 6, above, due to a material failure of the 3DO Deliverable Item to conform to the applicable Magnum Specifications and 3DO does not substantially cure the material failure within sixty (60) days after Cirrus Logic's notice of the material failure and of its intent to exercise its rights under this Section 28.1; or

                  (b) 3DO materially fails to deliver the 3DO Deliverable Items that are specifically identified in Exhibit A, attached hereto, as "critical path items" on or before the applicable delivery dates set forth in such Exhibit A and 3DO does not substantially cure the material failure within sixty (60) days after Cirrus Logic's notice of the material failure and of its intent to exercise its rights under this Section 28.1.

         28.3. If, in accordance with Section 28.1, Cirrus Logic has the right to Source Code, 3DO will promptly deliver to Cirrus Logic the Source Code for the rejected 3DO Deliverable Item (or portion thereof) that is the basis for such Cirrus Logic right to Source Code. 3DO will have no obligation to provide any Source Code other than as reasonably necessary for Cirrus Logic to cure a material failure of 3DO to correct nonconformances with the Magnum Specifications.

         28.4. The remedies set forth in Sections 28.1 and 28.2, above, shall be in addition to, and not in lieu of, any remedies for breach of this Agreement, provided, however, that Cirrus Logic must allow, with respect to any other remedies, the applicable cure periods set forth in Section 27, above, to the extent applicable.

         28.5. Upon execution hereof, the parties agree to enter into an escrow agreement in the form attached hereto as Exhibit D (the "Escrow Agreement") for an escrow of the "Deposit Materials" (as defined in the Escrow Agreement) during the Development Period. The escrow agent shall be SourceFile ("Escrow Agent"). The cost to open such escrow shall be paid by Cirrus Logic. The annual maintenance fees shall be paid by Cirrus Logic. 3DO will deposit promptly with the Escrow Agent the Deposit Materials as soon as practicable after the Effective Date and all revisions to all such Deposit Materials at such times as they are made, but no more often than every ninety (90) days. Prior to each such deposit, 3DO will, in the presence of a Cirrus Logic representative, at Cirrus Logic's request, compile any Source Code portions of the Deposit Materials, without revealing the Source Code to the Cirrus Logic representative, and, upon Cirrus Logic's request, permit the Cirrus Logic representative to accompany the delivery of such Source Code to a representative of the Escrow Agent. Release conditions for the Deposit Materials are as follows: One or more of the conditions described in clause (a) or (b) of Section 28.1, above, occurs during the Development Period, and 3DO fails to promptly deliver the Source Code as required in Sections 28.1 and 28.2, above. The Escrow Agreement and 3DO's obligations under this Section 28 will terminate upon termination of the Development Period.

         28.6. Upon delivery of the Source Code to Cirrus Logic pursuant to this
Section 28, Cirrus Logic is hereby granted a license to (i) use such Source Code solely to correct nonconformances of the 3DO Deliverable Items with the Magnum Specifications, (ii) compile the Source Code, as so modified, into modified object code, and (iii) use the modified object code in accordance with, and subject to, the terms and conditions set forth for the 3DEngine under Section 2, above.

         28.7. The Source Code shall constitute Confidential Information of 3DO and shall be subject to all of the obligations of Section 29, below. Without limitation of the generality of Section 29, Cirrus Logic will comply with the following additional requirements:

                  (a) Cirrus Logic will allow use of or access to the Source Code only by employees of Cirrus Logic who have a need to use the Source Code for exercise of Cirrus Logic's rights with respect to the Source Code set forth in this Section 28. Cirrus Logic will not allow use of or access to the Source Code by any other persons, and will maintain and use the Source Code only in secure locked facilities to which access is limited to such employees. For Source Code that is usable or stored on any computer equipment (whether a multi-user system, network, stand-alone computer or otherwise), the equipment must have password-based access control, with each user having a unique user identification and associated password. Cirrus Logic will use, and will allow use of and access to, the Source Code only at its Fremont, California, facilities.

                  (b) Cirrus Logic will not make any copies of the Source Code except as necessary for exercise by Cirrus Logic of the rights set forth in this
Section 28. All copies will be marked with a restrictive legend identifying the Source Code as confidential and proprietary to 3DO and prohibiting any unauthorized use or reproduction.

                  (c) Cirrus Logic will maintain a record of (i) all personnel who use or have access to the Source Code, (ii) the number of copies, if any, of the Source Code, and (iii) the computer equipment and storage media on which the Source Code is used or stored.

                  (d) Upon correction of the material nonconformance(s) that triggered Cirrus Logic's right to any Source Code, Cirrus Logic will immediately return the Source Code (together with all copies thereof) to 3DO.

29.      Confidentiality.

         29.1 For purposes of this Agreement, "Confidential Information" of a party means information or materials disclosed or otherwise provided by such party ("Disclosing Party") to the other party ("Receiving Party") that are marked or otherwise identified as confidential or proprietary. "Confidential Information" does not include that which (i) is already in the Receiving Party's possession at the time of disclosure to the Receiving Party, (ii) is or becomes part of public knowledge other than as a result of any action or inaction of the Receiving Party, (iii) is obtained by the Receiving Party from an unrelated third party without a duty of confidentiality, or (iv) is independently developed by the Receiving Party. Without limitation of the generality of, and notwithstanding the exclusions described in, the foregoing, (a) "Confidential Information" of 3DO includes the 3DEngine and 3DO Deliverable Items, including any portion thereof, modifications and derivatives thereof, and information or materials derived therefrom (except for the 3DO User Documentation identified in writing by 3DO in accordance with Section 19.1, above), and (b) "Confidential Information" of Cirrus Logic includes the materials relating to the VGA Logic delivered by Cirrus Logic to 3DO, including any portion thereof, modifications and derivatives thereof, and information or materials derived therefrom.

         29.2 The Receiving Party shall not use Confidential Information of the Disclosing Party for any purpose other than in furtherance of this Agreement and the activities described herein. The Receiving Party shall not disclose Confidential Information of the Disclosing Party to any third parties except as otherwise permitted hereunder. The Receiving Party may disclose Confidential Information of the Disclosing Party only to those employees (or consultants, subject to compliance with Section 2.3(a), above) who have a need to know such Confidential Information and who are bound to retain the confidentiality thereof under provisions (including, without limitation, provisions relating to nonuse and nondisclosure) no less strict than those required by the Receiving Party for its own comparable Confidential Information. The Receiving Party shall maintain Confidential Information of the Disclosing Party with at least the same degree of care it uses to protect its own proprietary information of a similar nature or sensitivity, but no less than reasonable care under the circumstances. Any copies of the Disclosing Party's Confidential Information shall be identified as belonging to the Disclosing Party and prominently marked "Confidential."

         29.3 This Agreement will not prevent the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent required by a judicial order or other legal obligation, provided that, in such event, the Receiving Party shall promptly notify the Disclosing Party to allow intervention (and shall cooperate with the Disclosing Party) to contest or minimize the scope of the disclosure (including application for a protective order). Each party shall advise the other party in writing of any misappropriation or misuse of Confidential Information of the other party of which the notifying party becomes aware.

         29.4 Each party (as Receiving Party) acknowledges that the Disclosing Party considers its Confidential Information to contain trade secrets of the Disclosing Party and that any unauthorized use or disclosure of such information would cause the Disclosing Party irreparable harm for which its remedies at law would be inadequate. Accordingly, each party (as Receiving Party) acknowledges and agrees that the Disclosing Party shall be entitled, in addition to any other remedies available to it at law or in equity, to the issuance of injunctive relief, without bond, enjoining any breach or threatened breach of the Receiving Party's obligations hereunder with respect to the Confidential Information of the Disclosing Party, and such further relief as any court of competent jurisdiction may deem just and proper.

         29.5 Upon (i) the expiration of this Agreement pursuant to Section 27.1, above, or termination of this Agreement by mutual agreement of the parties, or (ii) termination of Cirrus Logic's rights under Section 2, above, in accordance with Section 27.6, above, each party (as Receiving Party) shall immediately return to the Disclosing Party all Confidential Information of the Disclosing Party embodied in tangible (including electronic) form, or, at the option of the Disclosing Party, certify in writing to the Disclosing Party that all such Confidential Information has been destroyed.

         29.6 Each party agrees that the terms and conditions of this Agreement shall be treated as Confidential Information of the other party; provided that each party may disclose the terms and conditions of this Agreement: (i) as required by judicial order or other legal obligation, provided that, in such event, the party subject to such obligation shall promptly notify the other party to allow intervention (and shall cooperate with the other party) to contest or minimize the scope of the disclosure (including application for a protective order); (ii) as required by the applicable securities laws, including, without limitation, requirements to file a copy of this Agreement (redacted to the extent reasonably permitted by applicable law) or to disclose information regarding the provisions hereof or performance hereunder; (iii) in confidence, to legal counsel; (iv) in confidence, to accountants, banks, and financing sources and their advisors; and (v) in confidence, in connection with the enforcement of this Agreement or any rights hereunder; and (vi) in confidence (on a counsel-only basis), to outside counsel for a third party which plans to acquire all or substantially all the equity or assets of, or to merge with, such party, in connection with a "due diligence" investigation for such a transaction.

         29.7 3DO acknowledges that Cirrus Logic, in providing technical support to customers and prospective customers of the Products, will need to disclose information with respect to the 3DEngine and VGA Logic of the type customarily included with respect to other products in the Cirrus Logic Documentation. Notwithstanding the requirements of this Section 29, Cirrus Logic may disclose such information, such as programming model information, in providing technical support to customers and prospective customers of the Products.

         29.8 Cirrus Logic shall not disassemble, decompile or otherwise reverse engineer the pixel-accurate "C" simulator and other 3DO materials in object code form.

30. Announcement. Following the execution of this Agreement, each of the parties shall be entitled to issue one or more press releases regarding the existence of their relationship as described in this Agreement. Each party shall have the right to approve the press releases of the other party, provided such approval shall not be unreasonably withheld. The parties have previously agreed in writing on the outline of a press release, and each party agrees that it will promptly approve a press release of the other party consistent with such outline. The review and approval of the initial press releases shall be completed promptly so that each party may issue its initial press release within ten (10) working days after the Effective Date. In addition, each of the parties acknowledges and agrees, respectively, that it shall cause appropriate executive(s) responsible for the parties' relationship to attend and participate at its expense in any scheduled press conferences or Product introduction events.

31.      Miscellaneous Provisions.

         31.1 All notices required hereunder shall be in writing and shall be sent by U.S. mail (first class) or nationally-recognized courier service (e.g., DHL, Federal Express), with all postage or delivery charges prepaid, or may be sent via facsimile or telex, subject to confirmation via U.S. mail or nationally-recognized courier service, and shall be addressed to the parties at their addresses set forth below or to such other address(es) as may be furnished by written notice in the manner set forth herein. Notices shall be deemed to have been served when delivered or, if delivery is not performed as a result of the addressee's fault, when tendered.

    Notices to 3DO:                  Notices to Cirrus Logic:

    The 3DO Company                  Cirrus Logic, Inc.
    600 Galveston Drive              3100 West Warren Drive
    Redwood City, CA  94063          Fremont, CA  94538
    Att'n:  General Counsel          Att'n:  Corporate Counsel

         31.2 This Agreement shall not be construed as creating an agency, partnership or any other form of legal association between the parties other than as expressly set forth herein. Neither party shall have any right or authority to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.;

         31.3 Cirrus Logic shall not be entitled to assign, sublicense, transfer or otherwise convey this Agreement or any of its rights hereunder to any third party, nor delegate any of its obligations hereunder to any third party, unless the written consent of 3DO shall first have been obtained, provided that no such consent shall be required for an assignment of this Agreement, together with all of Cirrus Logic's rights and obligations hereunder, to a successor corporation of Cirrus Logic as part of a merger, consolidation or sale of all or substantially all of Cirrus Logic's business and assets. Until the end of the Development Period, 3DO shall not be entitled to assign, transfer or otherwise convey this Agreement or any of its rights hereunder to any third party, nor delegate any of its obligations hereunder to any third party, unless the written consent of Cirrus Logic shall first have been obtained, provided that no such consent shall be required for an assignment of this Agreement, together with all of 3DO's rights and obligations hereunder, to a successor corporation of 3DO as part of a merger, consolidation or sale of all or substantially all of 3DO's business and assets. After the end of the Development Period, 3DO shall have the right to assign, transfer or otherwise convey this Agreement or any of its rights hereunder to any third party and delegate its obligations hereunder to such third party. Any attempted or purported assignment, sublicense, transfer, conveyance or delegation without such prior consent (where required hereunder) having been obtained shall be void and a breach of this Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.;

         31.4 Except for the obligation to pay money, neither party shall be liable to the other party for any failure or delay in performance caused by any acts of God or other natural disasters or by other reasons beyond such party's reasonable control.

         31.5 This Agreement shall be governed by and construed in accordance with the laws of the State of California, U.S.A., without reference to conflicts of law principles except to the extent that United States federal law preempts California law, in which case United States federal law (including, without limitation, copyright, patent and federal trademark law) shall apply, without reference to conflicts of law principles.

         31.6 If either party commences any action or proceeding against the other party to enforce this Agreement or any of its rights hereunder, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees and all related costs and expenses incurred by such prevailing party in connection with such action or proceeding and in connection with enforcing any judgment or order thereby obtained.

         31.7 Neither party shall be liable to the other party for any incidental, consequential, special or punitive damages arising out of or relating to this Agreement, whether liability is based on breach of contract, breach of warranty (express, implied or otherwise) or otherwise, and whether asserted in contract, tort (including negligence and strict product liability) or otherwise, and irrespective of whether the parties have advised or been advised of the possibility of any such damages, except that the foregoing limitation shall not apply to the respective indemnification obligations of the parties under Sections 24 and 25, above.

         31.8 Unless expressly set forth herein to the contrary, either party's election of any remedies provided for in this Agreement shall not be exclusive of any other remedies available hereunder or otherwise at law or in equity, and all such remedies shall be deemed to be cumulative. The use of the term "non-refundable" with respect to certain fees to be paid by Cirrus Logic to 3DO hereunder shall not preclude Cirrus Logic from obtaining any damages due Cirrus Logic for a breach by 3DO of this Agreement.

         31.9 No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

         31.10 No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of each of the parties.

         31.11 In the event that any provision of this Agreement (or any portion hereof) is determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

         31.12 No provisions of this Agreement, whether expressed or implied, are intended or shall be construed to confer upon or give to any person or entity other than the specific parties hereto any rights, remedies or other benefits under or by reason of this Agreement unless expressly provided otherwise herein.

         31.13 All amounts due under this Agreement are quoted and are to be paid in United States Dollars.

         31.14 Cirrus Logic will have no implied obligations resulting from the covenants of 3DO set forth in Sections 20.1, 20.2 and 20.4, above, provided that this provision will not affect any obligations of Cirrus Logic expressly set forth in this Agreement.

         31.15 The section headings used in this Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

         31.16 This Agreement, including all Exhibits hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous correspondence, negotiations, agreements and understandings between the parties, both oral and written, regarding such subject matter.

         31.17 This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         CIRRUS LOGIC, INC.                        THE 3DO COMPANY

By:                                      By:
   ---------------------------------        ---------------------------------

Name:                                    Name:
     ---------------------------------        ---------------------------------

Title:                                   Title:
      ---------------------------------        ---------------------------------

                                    Exhibit A

                              3DO DELIVERABLE ITEMS

1. Gate count estimate of [CONFIDENTIAL INFORMATION REQUESTED] in IBM's 5L process. Soft copy in Microsoft Excel 4.0 for the Macintosh format.
2.       Stand alone [CONFIDENTIAL INFORMATION REQUESTED] verification suite.
3. [CONFIDENTIAL INFORMATION REQUESTED] and memory control unit [CONFIDENTIAL INFORMATION REQUESTED] RTL source code.
4. Synopsys scripts used to translate [CONFIDENTIAL INFORMATION REQUESTED] and memory control unit [CONFIDENTIAL INFORMATION REQUESTED] RTL source into Cirrus's 5S2 process and library.
5. The prelayout [CONFIDENTIAL INFORMATION REQUESTED] timing database for the [CONFIDENTIAL INFORMATION REQUESTED] and memory control unit.
6. List and specification of the macrocells used in the [CONFIDENTIAL INFORMATION REQUESTED] and memory control unit.
7. I/O cell specification for the memory controller interface to [CONFIDENTIAL INFORMATION REQUESTED] and documentation on board level clocking strategy used in BDA.
8. Board level [CONFIDENTIAL INFORMATION REQUESTED] timing files for the BDA chip to what extent they exist.
9. Pixel accurate C-simulator executable in Sun and SGI binary format. Source code will be provided for the vertex and destination [CONFIDENTIAL TREATMENT REQUESTED] modules. Object code with interface descriptions will be provided for the rest of the modules in the simulator.
10. Delivery of the Command List Toolkit specification which describes the program interface model of the [CONFIDENTIAL INFORMATION REQUESTED] and Memory Controller.
11. [CONFIDENTIAL INFORMATION REQUESTED] and Memory Controller internal implementation specification.
12.      As is C source code for the Framework pipeline.
13. Floorplan of the [CONFIDENTIAL INFORMATION REQUESTED] and memory controller as implemented in BDA 2.0.
14.      Two days of training on both the design and simulation environments.
15. All necessary 3DO developed tools necessary to run the [CONFIDENTIAL INFORMATION REQUESTED] simulation environment. Tools include the PLI interfaces for [CONFIDENTIAL INFORMATION REQUESTED], and miscellaneous scripts.
16. Forth bringup diagnostics for the [CONFIDENTIAL INFORMATION REQUESTED] and memory controller to what extent they exist.
17.      Documentation on production test procedure (BIST and scan) used in BDA
         2.0.
18. Public Domain bug tracking "GNATs" source code and executable for Sun workstation.
19. Public domain revision control software "CVS" source code and executable for Sun workstation.
20. Source code and tutorial for demo [CONFIDENTIAL INFORMATION REQUESTED] software for Nubus based BDA 2.0 development system. Demo software includes: Mercury demo, and [CONFIDENTIAL INFORMATION REQUESTED] benchmark code.
21. [CONFIDENTIAL INFORMATION REQUESTED] models of the [CONFIDENTIAL INFORMATION REQUESTED] used in the verification environment.

                                    Exhibit B

                            DESCRIPTION OF 3D ENGINE
                                       AND
                            SPECIFICATIONS FOR MAGNUM

Product Functional Requirements

The product must support the Full Laguna (5462) functional capabilities with the following 3D Features supported.

Magnum will be optimized to accelerate Microsoft's Direct3D APL

(1)      VGA Compatible [CONFIDENTIAL TREATMENT REQUESTED] with support for 3D
         Modes

         - 8-bit in 332 RGB (may not be required if video style scheme is used)

         -        16-Bit in 555 RGB
                  A  R4  R3  R2  R1  R0  G4  G3  G2  G1  G0  B4  B3  B2  B1  B0
                  SSB
                  15                                                          0

         -        16-Bit in 565 RGB
                  R4  R3  R2  R1  R0  G5  G4  G3  G2  G1  G0  B4  B3  B2  B1  B0
                  15                                                           0

         -        32-Bit in 8888 RGBA

         -        CGL support:
                  RGBA5551           (16 bits)
                  RGB332              (8 bits)

                  Texturemap formats supported

         -        D3D, CGL, OpenGL support:
                  RGBA8888           (32 bits)
                  RGBA4444           (16 bits) (D3D specific)
                  RGBA5551           (16 bits)
                  RGB332             (8 bits)
                  I8                 (8 bits)

         -        Video support:
                  YUV422

(2)      Hardware Double Buffering

(3)      Hardware Z-Buffer

         -        2 bits exponent/14 bits mantissa

(4)      Hardware support for [CONFIDENTIAL INFORMATION REQUESTED]

(5)      Hardware [CONFIDENTIAL TREATMENT REQUESTED] Processor

         - Standard [CONFIDENTIAL TREATMENT REQUESTED] - [CONFIDENTIAL INFORMATION REQUESTED]

         - [CONFIDENTIAL INFORMATION REQUESTED] - [CONFIDENTIAL INFORMATION REQUESTED]

         - [CONFIDENTIAL INFORMATION REQUESTED] - [CONFIDENTIAL INFORMATION REQUESTED]

(6) Perspective Correct Hardware Texturing with support for the Following Texture Modes Supported

         -        [CONFIDENTIAL INFORMATION REQUESTED]

         -        [CONFIDENTIAL INFORMATION REQUESTED]

         -        [CONFIDENTIAL INFORMATION REQUESTED]

         -        [CONFIDENTIAL INFORMATION REQUESTED]

         -        [CONFIDENTIAL INFORMATION REQUESTED]

         -        [CONFIDENTIAL INFORMATION REQUESTED]

(7) [CONFIDENTIAL INFORMATION REQUESTED]

(8) Support for [CONFIDENTIAL INFORMATION REQUESTED] - this requires for the ability to [CONFIDENTIAL INFORMATION REQUESTED] to support the use of [CONFIDENTIAL INFORMATION REQUESTED]
                                       23

                                    Exhibit C

                       MILESTONES AND RELATED NRE CHARGES

                                                                            % of Project
   Milestone                                 Target Date     Payment Due      Complete
   ---------                                 -----------     -----------    ------------
       1.  Final Design Review.                3/15/96      $[CONFIDENTIAL       10%
                                                              INFORMATION
                                                               REQUESTED]

       2.  Initial Database                 [CONFIDENTIAL   $[CONFIDENTIAL       30%
 Integration.                                INFORMATION      INFORMATION
                                              REQUESTED]       REQUESTED]

       3.  Functionally                     [CONFIDENTIAL   $[CONFIDENTIAL       30%
 complete netlist to Cirrus.                 INFORMATION      INFORMATION
                                              REQUESTED]       REQUESTED]

       4.  Functional
 simulation and post timing layout complete [CONFIDENTIAL   $[CONFIDENTIAL       30%
                                             INFORMATION      INFORMATION
                                              REQUESTED]       REQUESTED]

                                                             -----------    ------------
                                                            $[CONFIDENTIAL      100%
                                                              INFORMATION
                                                               REQUESTED]

Note 1: Software demo and software drivers are not included as part of this Agreement.
Note 2: Included target dates are not committed dates, only estimates, and are subject to change.
Note 3: The advance NRE Expenses payment of $[CONFIDENTIAL INFORMATION REQUESTED] (set forth in Section 5.1 of the Agreement) will be offset against and will accordingly reduce the payment of NRE Expenses specified hereinabove with respect to Milestones 1 and 2, as incurred.

                                    Exhibit D

                                ESCROW AGREEMENT

                                [to be attached]


                                       25